Exhibit 10.3

THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

ALEXZA PHARMACEUTICALS, INC.

WARRANT

dated as of March 18, 2014

THIS CERTIFIES THAT, for value received, [                    ] (the “Initial Holder”) or its successors or permitted assigns (such Person and such successors and assigns each being the “Warrant Holder” with respect to the Warrant held by it), at any time and from time to time on any Business Day on or prior to 5:00 p.m. (New York City time), on the Expiration Date (as herein defined), is entitled (a) to subscribe for the purchase from Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), [                ] Shares at a price per Share equal to the Exercise Price (as herein defined), and (b) to the other rights set forth herein; provided that the number of Shares issuable upon any exercise of this Warrant and the Exercise Price shall be adjusted and readjusted from time to time in accordance with Section 5. By accepting delivery hereof, the Warrant Holder agrees to be bound by the provisions hereof.

This Warrant (the “Warrant”) is one of a series of Warrants issued pursuant to the terms of a set of Warrant Purchase Agreements entered into by the Company of even date herewith.

IN FURTHERANCE THEREOF, the Company irrevocably undertakes and agrees for the benefit of Warrant Holder as follows:

Section 1. Definitions and Construction.

(a) Certain Definitions. Except as otherwise defined herein, capitalized terms used in this Warrant but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Warrant Purchase Agreement to which the Warrant Holder is a party. As used herein, the following terms shall have the following respective meanings (the following definitions being applicable in both singular and plural forms):

“Appraised Value” means, with respect to a security, at any time the fair market value thereof determined in good faith by the Board of Directors of the Company as of a date which is within ten (10) days of the date as of which the determination is to be made, subject to the rights of the Requisite Holders pursuant to Section 5(i).

“Closing Price” means, for any trading day with respect to a Share, (a) the last reported sale price on such day on the principal national securities exchange on which the Shares are listed or admitted to trading or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (b) if such Shares shall not be listed or admitted to trading on a national securities exchange, the last reported sales price on the NASDAQ National Market System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (c) if such Shares shall not be quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market; provided that if clause (a), (b), or (c) applies and no price is reported in The Wall Street Journal for any trading day, then the price reported in The Wall Street Journal for the most recent prior trading day shall be deemed to be the price reported for such trading day.

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“Commission” means the SEC or any other Federal agency administering the Securities Act at the time.

“Exercise Amount” means for any number of Warrant Shares as to which this Warrant is being exercised the product of (i) such number of Warrant Shares times (ii) the Exercise Price.

“Exercise Price” means $0.01 per Warrant Share, as adjusted from time to time pursuant to Section 5.

“Expiration Date” means March 18, 2019.

“Requisite Holders” means at any time holders of Warrants representing at least a majority of the Warrant Shares issuable upon the exercise of all the outstanding Warrants.

“Shares” means the Company’s currently authorized common stock, $0.0001 par value, and stock of any other class or other consideration into which such currently authorized capital stock may hereafter have been changed.

“Warrant” means, as the context requires, this warrant and any successor warrant or warrants issued upon a whole or partial transfer or assignment of any such Share purchase warrant or of any such successor warrant.

“Warrant Shares” means the number of Shares issued or issuable upon exercise of this Warrant as set forth in the first paragraph of this Warrant, as adjusted from time to time pursuant to Section 5, or in the case of other Warrants, issuable upon exercise of those Warrants.

(b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles. When used herein, the term “financial statements” shall include the notes and schedules thereto. References to fiscal periods are to fiscal periods of the Company.

(c) Computation of Time Periods. With respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Periods of days shall be counted in calendar days unless otherwise stated.

(d) Construction. Unless the context requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant. Section, subsection, clause, exhibit and schedule references are to this Warrant, unless otherwise specified. Any reference to this Warrant includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

(e) Exhibits and Schedules. All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

(f) No Presumption Against Any Party. Neither this Warrant nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto

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or thereto, whether under any rule of construction or otherwise. On the contrary, this Warrant has been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

Section 2. Exercise of Warrant.

(a) Exercise and Payment. The Warrant Holder may exercise this Warrant in whole or in part, at any time or from time to time on any Business Day on or prior to the Expiration Date, by delivering to the Company a duly executed notice (a “Notice of Exercise”) in the form of Exhibit A hereto and payment to the Company of the Exercise Amount by wire transfer of immediately available funds to the account of the Company in an amount equal to the Exercise Amount (a “Cash Exercise”). At the election of the Warrant Holder, in lieu of exercising this Warrant by means of a Cash Exercise, the Warrant Holder may exercise this Warrant by way of cashless exercise. If the Warrant Holder elects to exercise this Warrant by way of cashless exercise, the Warrant Holder must indicate “Cashless Exercise” in the Notice of Exercise, and in lieu of paying the Exercise Amount, the Warrant Holder will receive from the Company the number of Warrant Shares equal to: (i) the number of Warrant Shares as to which this Warrant is being exercised, minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount (a “Cashless Exercise”). The Company acknowledges that the provisions of a Cashless Exercise are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such Cashless Exercise will qualify as a conversion, within the meaning of paragraph (d)(3)(ii) of Rule 144 under the Securities Act. At the request of any Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section 2 in order to accomplish such intent. For all purposes of this Warrant (other than this Section 2(a)), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Shares in accordance with a Cashless Exercise.

(b) Effectiveness and Delivery. The Company shall confirm receipt of any Notice of Exercise delivered pursuant to Section 2(a) within one Business Day of the receipt thereof. As soon as practicable but not later than three Business Days after the Company shall have received such Notice of Exercise and payment, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, a certificate or certificates representing the number of Shares properly specified in such Notice of Exercise, issued in the name of the Warrant Holder or in such other name or names of any Person or Persons designated in such Notice of Exercise. Without prejudice to the holding periods determined under Rule 144 under the Securities Act, this Warrant shall be deemed to have been exercised and such Share certificate or certificates shall be deemed to have been issued, and the Warrant Holder or other Person or Persons designated in such Notice of Exercise shall be deemed for all purposes to have become a holder of record of Shares, all as of the date that such Notice of Exercise and payment shall have been received by the Company.

(c) Surrender of Warrant. The Warrant Holder shall surrender this Warrant to the Company within five Business Days after it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the Share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant for the unexercised portion of the Warrant, but in all other respects identical to this Warrant.

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(d) Legend. Subject to the provisions of the Purchase Agreement, each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Any certificate for Warrant Shares issued at any time in exchange or substitution for any certificate bearing such legend (unless at that time such Warrant Shares are registered under the Securities Act or otherwise may be issued without legends in accordance with the terms of the Warrant Purchase Agreement or under Rule 144 under the Securities Act) shall also bear such legend unless, in the written opinion of counsel selected by the holder of such certificate (who may be an employee of such holder), which counsel and opinion shall be reasonably acceptable to the Company, the Warrant Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act.

(e) Fractional Shares. The Company shall not be required to issue fractions of Shares upon an exercise of the Warrant. If any fraction of a Share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional Share, the Company shall pay to the Warrant Holder, in cash, an amount equal to the same fraction times the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day).

(f) Expenses and Taxes. The Company shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares and any new Warrants, except that if the certificates for the Warrant Shares or the new Warrants are to be registered in a name or names other than the name of the Warrant Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Warrant Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Company for payment.

(g) Automatic Cashless Exercise. To the extent that the Closing Price on the trading day immediately prior to the Expiration Date (or if there is no such Closing Price, then based on the Appraised Value as of such day) is greater than the Exercise Price and there has not been an exercise by the Warrant Holder pursuant to Section 2(a) hereof, any portion of the Warrant that remains unexercised shall be exercised automatically in whole (not in part), upon the Expiration Date. Payment by the Warrant Holder upon such automatic exercise shall be in the form of the Warrant Holder receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being automatically exercised minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such automatic exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount.

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Section 3. Investment Representation. By accepting the Warrant, the Warrant Holder represents that it is acquiring the Warrant for its own account and not with the view to any sale or distribution, that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws, and that the Warrant Holder is an “accredited investor” as that term is defined in Rule 501 under the Securities Act.

Section 4. Validity of Warrant and Issuance of Shares.

(a) The Company represents and warrants that this Warrant has been duly authorized, is validly issued, and constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

(b) The Company further represents and warrants that on the date hereof it has duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of Shares as will be sufficient to permit the exercise in full of the Warrant, and that all such Shares are and will be duly authorized and, when issued upon exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.

Section 5. Adjustment Provisions. The Exercise Price in effect at any time, and the number of Warrant Shares that may be purchased upon any exercise of the Warrant, shall be subject to change or adjustment as follows:

(a) Share Reorganization. If the Company shall subdivide its outstanding Shares into a greater number of Shares, by way of a stock split, stock dividend or otherwise, or consolidate its outstanding Shares into a smaller number of Shares (any such event being herein called a “Share Reorganization”), then (i) the Exercise Price shall be adjusted, effective immediately after the effective date of such Share Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization, and (ii) the number of Shares subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Reorganization by a fraction, the numerator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding immediately before giving effect to such Share Reorganization. Notwithstanding the foregoing, the Exercise Price shall not be adjusted below the par value of the Shares.

(b) Capital Reorganization. Without limiting any of the other provisions hereof, if any (i) capital reorganization; (ii) reclassification of the capital stock of the Company; (iii) merger, consolidation or reorganization or other similar transaction or series of related transactions which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of or economic interests in the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization; (iv) sale, lease, license, transfer, conveyance or other disposition of all or substantially all of the assets of the Company; (v) sale of shares of capital stock of the Company, in a single transaction or series of related transactions, representing at least 50% of the voting power of the voting securities of or economic interests in the Company; or (vi) acquisition by any “person” (together with his, her or its

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Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) acquiring, directly or indirectly, the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding shares of capital stock and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the voting power of or economic interests in the then outstanding shares of capital stock of the corporation (each of (i)-(vi) above a “Corporate Reorganization”) shall be effected, then, upon any subsequent exercise of this Warrant, the Warrant Holder shall have the right to receive, for each Share that would have been issuable upon such exercise immediately prior to the occurrence of such Corporate Reorganization, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Corporate Reorganization by a holder of the number of Shares for which this Warrant is exercisable immediately prior to such Corporate Reorganization. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Corporate Reorganization, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Corporate Reorganization, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Corporate Reorganization. Any such payment of such amount of such Alternative Consideration shall be made in the same form of consideration (whether securities, cash or property) as is given to the holders of Common Stock in such Corporate Reorganization, and if multiple forms of consideration are given, the consideration shall be paid to the Holder in the same proportion as such consideration is paid to the holders of Common Stock. The terms of any agreement pursuant to which a Corporate Reorganization is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(b) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Corporate Reorganization. For the avoidance of doubt, the provisions of this Section 5(b) shall apply to successive Corporate Reorganizations.

(c) Adjustment Rules.

(i) Any adjustments pursuant to this Section 5 shall be made successively whenever any event referred to herein shall occur, except that, notwithstanding any other provision of this Section 5, no adjustment shall be made to the number of Warrant Shares to be delivered to the Warrant Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of Warrant Shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of Warrant Shares to be so delivered.

(ii) No adjustments shall be made pursuant to this Section 5 in respect of the issuance of Warrant Shares upon exercise of the Warrant.

(iii) If the Company shall take a record of the holders of its Shares for any purpose referred to in this Section 5, then (x) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (y) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Section 5 in respect of such action.

(iv) In computing adjustments under this Section 5, (A) fractional interests in Shares shall be taken into account to the nearest one-thousandth of a Share, and (B) calculations of the Exercise Price shall be carried to the nearest one-thousandth of one cent.

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(d) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares which the Warrant Holder is entitled to receive upon exercise of the Warrant.

(e) Notice of Adjustment. Not less than 20 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Warrant Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Warrant Holder of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable. The Company will forthwith mail a copy of each such notice to the Warrant Holder and will, upon the written request at any time of the Warrant Holder, furnish to such holder a like notice setting forth the Exercise Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such notices at its office and will cause the same to be available for inspection at such office during normal business hours by the Warrant Holder or any prospective purchaser of this Warrant designated by the Warrant Holder.

(f) Disputes. Any dispute which arises between the Warrant Holder and the Company with respect to the calculation of the adjusted Exercise Price or Warrant Shares issuable upon exercise shall be determined by the independent auditors of the Company in accordance with the terms of this Warrant, and such determination shall be binding upon the Company and the holders of the Warrants and the Warrant Shares if made in good faith and without manifest error.

(g) Equitable Equivalent. In case any event shall occur as to which the provisions of this Section 5 set forth above hereof are not strictly applicable but the failure to make any adjustment would not, or if the application of the provisions of this Section 5 otherwise would not, in the opinion of the Requisite Holders, fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of this Section 5, then, in each such case, at the request of the Warrant Holder, the Company shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of the Company and shall be satisfactory to the Requisite Holders), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 5, necessary to preserve the purchase rights of such Warrant Holder represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

(h) No Avoidance. The Company shall not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment as if the holder was a stockholder of the Company entitled to the benefit of fiduciary duties afforded to stockholders under Delaware law.

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(i) Appraisal.

(i) If the Requisite Holders shall, for any reason whatsoever, disagree with the Company’s determination of the Appraised Value of a Share, then such holders shall by notice to the Company (an “Appraisal Notice”) given within sixty (60) days after the Company notifies the holders of such determination, elect to dispute such determination, and such dispute shall be resolved as set forth in clause (ii) of this Section.

(ii) The Company shall within ten (10) days after an Appraisal Notice has been given, engage an independent investment bank of national repute (the “Appraiser”) selected by the Requisite Holders and retained pursuant to an engagement letter between the Company and the Appraiser with respect to such valuation in form and substance reasonably acceptable to Requisite Holders, to make an independent determination of the Appraised Value of a Share; such value shall be determined without deduction for (a) liquidity considerations, (b) minority stockholder status, or (c) any liquidation or other preference or any right of redemption in favor of any other equity securities of the Company. The costs of engagement of such investment bank for any such determination of Appraised Value shall be paid by the Company.

Section 6. Transfer of Warrant. The Warrant Holder upon transfer of the Warrant must deliver to the Company a duly executed Warrant Assignment in the form of Exhibit B and upon surrender of this Warrant to the Company, the Company shall execute and deliver a new Warrant with appropriate changes to reflect such Assignment, in the name or names of the assignee or assignees specified in the Warrant Assignment or other instrument of assignment and, if the Warrant Holder’s entire interest is not being transferred or assigned, in the name of the Warrant Holder, and upon the Company’s execution and delivery of such new Warrant, this Warrant shall promptly be cancelled ; and provided that any assignee shall have all of the rights of the Initial Holder hereunder. Any transfer or exchange of this Warrant shall be without charge to the Warrant Holder (except as provided above with respect to transfer taxes, if any) and any new Warrant issued shall be dated the date hereof.

Section 7. Assistance in Disposition of Warrant or Warrant Shares. Notwithstanding any other provision herein, in the event that it becomes unlawful for the Warrant Holder to continue to hold the Warrant, in whole or in part, or some or all of the Shares held by it, or restrictions are imposed on the Warrant Holder by any statute, regulation or governmental authority which, in the judgment of the Warrant Holder, make it unduly burdensome to continue to hold the Warrant or such Shares, the Warrant Holder may sell or otherwise dispose of the Warrant (subject to the restrictions on transfer provided in Section 6) or its Shares, and the Company agrees to provide reasonable assistance to the Warrant Holder in disposing of the Warrant and such Shares in a prompt and orderly manner.

Section 8 Identity of Transfer Agent. The Transfer Agent for the Shares is Computershare Shareowner Services LLC. Upon the appointment of any subsequent transfer agent for the Shares, the Company will mail to the Warrant Holder a statement setting forth the name and address of such transfer agent.

Section 9. Covenants. The Company agrees that:

(a) Maintenance of Business. The Company will preserve, renew, and keep in full force and effect its existence as a corporation and all material rights, privileges, and franchises necessary or desirable in the customary conduct of business.

(b) Securities Filings; Rules 144 & 144A. The Company will (i) use commercially reasonable efforts to file any reports required to be filed by it under the Exchange Act or the rules and

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regulations adopted by the Commission thereunder, (ii) in the event the Company is not required to file reports under the Exchange Act, use its commercially reasonable efforts to cooperate with the Warrant Holder and each holder of Warrant Shares in supplying such information concerning the Company as may be necessary to permit a resale of the Warrant Shares pursuant to Rule 144, and (iii) upon the request of the Warrant Holder, deliver to the Warrant Holder a written statement as to whether it has complied with the current public information requirements of Rule 144; provided that this subsection (b) shall not require the Company to make any filing under the Securities Act or Exchange Act which the Company is not otherwise obligated to make.

(c) Obtaining of Governmental Approvals and Stock Exchange Listings. The Company will, at its own expense, (i) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Company in order to satisfy its obligations hereunder, and (ii) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, will be listed on each securities exchange, if any, on which the Shares are then listed.

Section 10. Lost, Mutilated or Missing Warrants. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company (in the case of the Initial Holder its unsecured, unbonded agreement of indemnity or affidavit of loss shall be satisfactory) or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

Section 11. Notices.

(a) In the event that the Company shall issue or distribute to any holder or holders of Shares evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding a Share Reorganization), whether or not accompanied by a purchase, redemption or other acquisition of Shares (any such nonexcluded event being herein called a “Special Distribution”), the Company shall be required, as a condition to implementing any such Special Distribution, to provide notice to the Warrant Holder describing the material terms of such Special Distribution and specifying, as the case may be, (i) the date on which a record, if any, is to be taken for the purpose of such Special Distribution and (ii) the date on which such Special Distribution is to take place. Such notice shall be mailed at least 30 days prior to the date therein specified.

(b) Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by first-class mail or overnight courier, postage prepaid, and addressed as follows: (a) if to the Company, addressed to the Company at its address for notices as set forth below its signature hereon or any other address as the Company may hereafter notify to the Warrant Holder and (b) if to the Warrant Holder, addressed to such address as reflected in the Warrant Purchase Agreement to which the Warrant Holder is a party or as the Warrant Holder may hereafter from time to time notify to the Company for the purposes of notice hereunder.

Section 12. Miscellaneous.

(a) Stockholder Rights. The Warrant shall not entitle any Warrant Holder, prior to the exercise of the Warrant, to any voting rights as a stockholder of the Company.

(b) Expenses. The Company shall pay all reasonable expenses of the Warrant Holder, including reasonable fees and disbursements of counsel, in connection with any request by the Company

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for any waiver or consent hereunder or any amendment or modification hereof (regardless of whether the same becomes effective), or the enforcement of the provisions hereof; provided that the Company shall not be required to pay any expenses of the Warrant Holder arising solely in connection with a transfer of the Warrant.

(c) Successors and Assigns. All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.

(d) Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(e) Equitable Remedies. Without limiting the rights of the Company and the Warrant Holder to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform its obligations hereunder, the Company and the Warrant Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

(f) Continued Effect. Rights and benefits conferred on the holders of Warrant Shares pursuant to the provisions hereof shall continue to inure to the benefit of, and shall be enforceable by, such holders, notwithstanding the surrender of the Warrant to, and its cancellation by, the Company upon the full or partial exercise or repurchase hereof.

(g) Confidentiality. The Warrant Holder agrees to keep confidential any proprietary information relating to the Company delivered by the Company hereunder; provided that nothing herein shall prevent the Warrant Holder from disclosing such information: (i) to any holder of Warrants or Warrant Shares, (ii) to any Affiliate of any holder of Warrants or Warrant Shares or any actual or potential transferee of the rights or obligations hereunder that agrees to be bound by this Section 12(g), (iii) upon order, subpoena, or other process of any court or administrative agency or otherwise required by law, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed, (vi) which has been obtained from any Person that is not a party hereto or an affiliate of any such party, (vii) in connection with the exercise of any remedy, or the resolution of any dispute hereunder, (viii) to the legal counsel or certified public accountants for any holder of Warrants or Warrant Shares, or (ix) as otherwise expressly contemplated by this Warrant.

(h) Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

(i) Section Headings. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized signatory as of the day and year first above written.

Alexza Pharmaceuticals, Inc., a Delaware corporation

By	/s/ Mark K. Oki
Name:	Mark K. Oki
Title:	Senior Vice President, Finance and Chief Financial Officer

Address for Notices:	2091 Stierlin Court Mountain View, CA 94043

Facsimile: (650) 944-7999

Exhibit A to Warrant

Form of Notice of Exercise

            , 20

To: Alexza Pharmaceuticals, Inc.

Reference is made to the Warrant dated March 18, 2014. Terms defined therein are used herein as therein defined.

The undersigned, pursuant to the provisions set forth in the Warrant, hereby irrevocably elects and agrees to purchase                  Shares, and makes payment herewith in full therefor at the Exercise Price of $          in the following form:

(a) ☐ Cash Exercise

(b) ☐ Cashless Exercise

[If the number of Shares as to which the Warrant is being exercised is less than all of the Shares purchasable thereunder, the undersigned hereby requests that a new Warrant representing the remaining balance of the Shares be registered in the name of                     , whose address is:                                         .]

The undersigned hereby represents that it is exercising the Warrant for its own account or the account of an Affiliate and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.

[NAME OF WARRANT HOLDER]

By:

Name:

Title:

Address:

Exhibit B to Warrant

Form of Warrant Assignment

Reference is made to the Warrant dated March 18, 2014, issued by Alexza Pharmaceuticals, Inc. Terms defined therein are used herein as therein defined.

FOR VALUE RECEIVED                      (the “Assignor”) hereby sells, assigns and transfers all of the rights of the Assignor as set forth in such Warrant, with respect to the number of Warrant Shares covered thereby as set forth below, to the Assignee(s) as set forth below:

Number of Warrant Shares Name(s) of Assignee(s)	Address(es)	Number of Warrant Shares

All notices to be given by the Company to the Assignor as Warrant Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, then also to the Assignor.

In accordance with Section 6 of the Warrant, the Assignor requests that the Company execute and deliver a new Warrant or Warrants in the name or names of the assignee or assignees, as is appropriate, or, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, new Warrants in the name or names of the assignee or the assignees, as is appropriate, and in the name of the Assignor.

The undersigned represents that the Assignee has represented to the Assignor that the Assignee is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Assignee will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

Dated: , 20

[NAME OF ASSIGNOR]

By
Name:
Title:

[ADDRESS OF ASSIGNOR]